DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) made and entered into this day of November 5, 2020, by and between Jupiter Wellness, Inc., a Florida Corporation, and their respective affiliates, whose address is 725 N. Hwy A1A, Suite C106, Jupiter, Florida 33477 (the “Distributor”) and Nidaria Technology Ltd. whose address is Tel Kazir, Jordan Valley, Israel. 15132 (the “Company”).

RECITALS

A.        The Company develops, markets, distributes and sells Safe Sea®, a sunscreen that provide protection form jellyfish sting at sea (the “Products”).

B.        The Distributor desires to purchase, market, and distribute the Company’s Products, and the Company agrees to engage the Distributor on the terms contained herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                  Recitals. The above recitals are true, correct, and incorporated herein by reference.

2.                  Appointment. Subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Distributor as the exclusive (subject to Section 9 herein) authorized distributor of the Products within the offline stores of the state of Florida (the “Territory”) for the sale of the Products for the Term as defined in Section 6. The exclusive authorized distributorship means that the Company will not serve non E-commers orders coming from business in the territory. The Distributor hereby accepts this appointment within the Territory and agrees to make all sales of the Products in accordance with this Agreement.

3.                  Duties and Obligations of the Distributor.

(a)               The Distributor hereby agrees to use its reasonable best efforts to purchase and sell and market, promote and distribute the Company’s Products, and in connection therewith:

(i)	The distributor agrees to pre-pay and purchased 10,000 units year 2020.
(ii)	The distributor agrees to pre-pay and purchase 25,000 units year 2021.

(b)               The Distributor shall make no representations or warranties concerning the Company’s Products, other than as authorized by the Company.

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(c)               The Distributor agrees to submit promptly to the Company such documentation relating to the Distributor’s sales and marketing activities as may reasonably be requested from time to time by the Company.

(d)               The distributor agrees to the table below representing the product price:

Product	10000 units	25000	50000
Safe Sea SPF 50+	[redacted]	[redacted]	[redacted]
Safe Sea SPF 50+ Kids	[redacted]	[redacted]	[redacted]
Safe Sea SPF 40 Spray	[redacted]	[redacted]	[redacted]

(e)               The distributor agrees that price are FOB United States and delivery costs would solely covered on distributor expenses.

(f)                The distributor agrees that production time from order confirmation is 6 weeks and that the production time is not included delivery time.

(g)               The distributor agrees that payment terms would be wire transfer payment for ordering products after company order confirmations, unless Distributor already pay for the order for maintaining exclusive rights.

(h)               The distributor agrees that company have no obligation to distributor unless pre-pay was transfer for year 2020 before October 1th 2020.

(i)                 The distributor agrees that company have no obligation to distributor unless pre-pay was transfer for year 2021 before June 1, 2021

(j)                 The distributor agrees to test the Product upon receipt of each order shipment and compare the product with its specifications. The conclusions of such tests shall be reported to company within two weeks of receiving the Product. Company is not oblige to accept any claim concerning quality of the Products after that time.

(k)               The Distributor shall exert its reasonable best efforts to attain and sustain the maximum sales potential of the Products.

(l)                 The distributor would offer in a good face forecast for sale year 2022 as part of the term and conditions for exclusive extension.

4.                  Duties of the Company. In addition to such other duties as are set forth in this Agreement, the Company shall provide the following services and information:

(a)               The Company shall undertake the responsibility to assure that the Products and their packaging and labeling comply with all applicable statutory and regulatory standards and requirements.

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(b)               The Company shall use its best efforts, upon receipt and acceptance of Distributor’s orders, to timely deliver the Products to Distributor. The Company will not deliver to the distributor any product with expiration codes of less than one year.

(c)               The company, in a good face would consider extension of exclusivity to distributor provided that prepayment for year 2022 would exceeds the one of 2021.

5.                  Proprietary of rights.

Title Ownership - Company: As between the Parties, Company owns and shall retain all rights, including Trade name, Intellectual Property Rights in and to the Product and any part thereto including any modifications and improvements thereto and to any document accompanying the Product, and any part thereto including any modifications, improvements, customization or translation made thereto (the "Documents"), and the Confidential Information (as defined in section 5). Distributor acknowledges company exclusive rights in and to the Materials, the Product and the active ingredient contained in the Product, and that the Product is unique and original to company and that company is the owner thereof. Distributor agrees to execute any documents reasonably requested by company to effect any of the foregoing.

For the Purposes of this Agreement, intellectual property rights shall include, without limitation, copyrights, trade secrets, trademarks, trade names, patents, know-how, the Trademarks, including without limitation, the Safe Sea registered trade mark and other proprietary rights whether or not registered ("Intellectual Property Rights").

Limitation of Rights. Without limiting the provisions of section 4 above, distributor shall not have any right to duplicate, translate, decompile, reverse engineer, or adapt the Product. Further, during the affectivity of this Agreement and three years following the expiry of the agreement, distributor shall not attempt to develop any such products that have active ingredients that have the effect of jellyfish sting inhibitor, or make such claims on any of its products except those products that it buys from company.

Protection of Rights: Distributor shall cooperate fully with company in protecting company’s rights in the Product and Confidential Information (as defined in section 5). Without limiting the foregoing, distributor agrees to notify Company promptly in the event distributor becomes aware of any infringement of such rights. Company shall have the right, at its sole discretion, to prosecute lawsuits against third parties for infringement of company's rights in the Product. Distributor agrees to fully cooperate with company, at company expense, in the prosecution of any such suit.

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6.                 CONFIDENTIALITY

Confidential Information: The term Confidential Information shall mean any confidential and proprietary information of the Parties including without limitation, the Parties Information relating to the Product, the Materials and all Intellectual Property Rights therein, inventions, improvements, know-how, specifications, cost data, concepts, scientific, structural information, administrative manuals as well as information of business and commercial nature of the Parties, including without limitation customer and supplier lists, prospective customer leads, bills, ideas, financial and marketing information, price lists; in any form or medium whatsoever including in written, physical, digitalized, oral or visual form. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it; (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party or its employees or agents; (ii) is disclosed to a third party by the disclosing party without restriction on such third party; (iii) is in the receiving party’s possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement; (iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto; or (v) is required to be disclosed by law.

Use of Confidential Information : During the affectivity of this Agreement and three years thereafter, any Confidential Information disclosed by, or obtained from, either Party shall be used solely for the purpose of this Agreement. The Party receiving the Confidential Information shall maintain such information in strict confidence and shall refrain from using, disclosing to any third party, or otherwise exploiting any Confidential Information for any purpose not authorized in this Agreement. All tangible properties that incorporate or refer to any Confidential Information shall be returned to the disclosing Party or destroyed upon the termination of this Agreement.

7.                  Term and Termination

(a)               The Term of the engagement of the Distributor and Company pursuant to the terms and conditions described in the Agreement shall commence on the prepayment date (the “Effective Date”) of each year of the agreement and no later than October first for year 2020 and June 1 for year 2021. Company have no obligation to distributor unless prepayment was executed on time. The agreement shall continue for a period of two (2) years and shall be renewed for additional one-year term upon the consent of both parties to this Agreement. Thereafter, this Agreement shall not be automatically renewed without the written confirmation of company and distributor.

Termination: The following termination rights are in addition to the termination rights or remedies that may be provided elsewhere in the Agreement, or according to law:

(a)	Immediate Right of Termination. Either Party may immediately terminate this Agreement by giving written notice to the other party fifteen days prior to the effective date of such termination, in the event that the other party:
(i)	engages in any illegal, unfair, or deceptive business practices or unethical conduct whatsoever, whether or not related to the Product as determined by a competent court or administrative body.
(ii)	challenges, contests or disputes, directly or indirectly the Intellectual Property Rights of the other Party;
(iii)	Files a petition for bankruptcy, or is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, of it discontinues or dissolved its business, or if a receiver is appointed for its business and such receiver is not discharged within 30 days.

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(b)	Termination for Cause: Either party may terminate this Agreement on 30 days written notice to the other party in the event of a material breach of any provision of this Agreement by the other party, provided that, during the 30-day period, the breaching party fails to cure such breach. Material breach of distribotor shall include without limitation failure of prepayments on-time for year 2020 & 2021.
(c)	Upon termination or expiration of this Agreement, the Distributor shall cease all use of the name, marks, copyrights and other proprietary information of the Company and shall thereafter duly and promptly return all Products, books, price lists, policy manuals, service bulletins, software, sales aids and other publications of the Company relating to the Products provided to the Distributor by the Company.

8.                  Warranties. The Company warrants and represents to the Distributor that the Products will be free from defects in material and workmanship at the time of shipment to Distributor. In the event of a defect in material or workmanship of the Products sold hereunder to the Distributor, the Company shall, for a period of ninety (90) days subsequent to the Product being shipped by the Company, REPAIR OR REPLACE ANY PRODUCT OR PARTS THEREOF WHICH PROVE TO BE DEFECTIVE IN WORKMANSHIP OR MATERIAL. THE FOREGOING IS IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, AND ALL OTHER OBLIGATIONS OR LIABILITIES OF COMPANY, WITH REGARD TO THE PRODUCTS LISTED HEREIN WHICH IT MAY SELL TO DISTRIBUTOR. IN NO EVENT SHALL COMPANY BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES; NOR, EXCEPT AS IT MAY OTHERWISE SPECIFICALLY AGREE IN WRITING THROUGH AN AUTHORIZED REPRESENTATIVE, SHALL COMPANY BE LIABLE FOR TRANSPORTATION, LABOR, OR OTHER CHARGES FOR ADJUSTMENTS, REPAIRS, REPLACEMENT OF PARTS, INSTALLATION, OR OTHER WORK WHICH MAY BE DONE UPON OR IN CONNECTION WITH SUCH PRODUCTS BY DISTRIBUTOR, DEALERS OR OTHERS.

9.                  Relationship of the Parties. Distributor performance of its duties and obligations under this Agreement is as an independent contractor. Accordingly, nothing contained in this Agreement shall be construed as establishing an employer/employee, a partnership, agency, brokerage, or a joint venture relationship between Distributor and The Company. Distributor is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company or to bind the Company in any manner or thing whatsoever. The Distributor shall obtain all required workers’ compensation and employer’s liability insurance covering all sales persons and other employees. The Distributor accepts full and exclusive liability for the payment of any and all taxes, contributions or other sums payable for unemployment compensation insurance and retirement benefits, as well as all of the payroll taxes payable by reason of employment of sales persons or other employees. The Distributor shall be responsible for and hold the Company harmless for all claims, demands and suits resulting from any misconduct or negligence of the Distributor’s salespersons and employees.

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10.              Waivers/ Indemnifications.

(a)               The failure of either the Company or the Distributor to enforce at any time any term, covenant or condition of the Agreement shall not be construed to constitute a waiver thereof of either party’s right to thereafter enforce such provisions.

(b)               Indemnification: The Parties shall defend, indemnify and hold each other and their respective officers, directors, agents and employees, free and harmless, against all damages, costs, expenses, and losses incurred through and/or arising out of claims of third parties based on or related to (i) a breach of any representation, warranty or obligations hereunder by either Party; (ii) any action or inaction of either Party with respect to the performance of this Agreement; (iii) failure of a Party to comply with laws and regulations in respect of the Product.

(c)	Arbitration: This Agreement shall be governed by the laws of the Israel without giving effect to conflict of laws provisions. All disputes and differences arising out of or relating to this Agreement or to its interpretation and any dispute that could arise from it shall be governed by the laws of the country of the party that is being sued (excluding its conflict of laws provisions) (i.e. if company commences an action against Distributor Law of American Arbitration Association shall apply and if Distributor commences an action against company, the laws of Israel shall apply). Any disputes that could arise from the understanding or application of this Agreement shall be submitted to the competent court, as follows: (i) if the action is commenced by Company, to the competent Courts of Florida; and (ii) if the action is commenced by Distributor to the competent court in Israel.

11.              Assignment. The Agreement may not be assigned by either party without the prior written consent of the other party.

12.              Notices. All notices which may be given in connection with this Agreement shall be directed to the parties hereto at the addresses listed in the initial paragraph of this Agreement. Each such notice will be delivered by international currier and shall be effective on the third working day after it has been delivered and sign.

13.              Alterations, Modifications, Prior Agreements. All the understandings, agreements, covenants and representations of the parties are contained in this Agreement and shall not be altered or modified except in writing and signed by each of the parties hereto. This Agreement supersedes all previous agreements and statements, either written or implied, between the Company and the Distributor and shall be binding in all respects upon the parties and their heirs, successors and assigns. No statement or writing made before this Agreement and relied upon shall constitute a warranty.

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14.              Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

15.              Sales. This Agreement shall be binding upon the parties, their successors and assigns. Should Company enter into a sale for the Company’s stock or assets to a third party, a condition of such sale shall be the continuation of this Agreement by the buyer.

16.              Construction. This Agreement shall be construed within its fair meaning and not against the party drafting the Agreement.

17.              Consultation with Counsel. The distributor acknowledges that the distributor has read all of the terms of this agreement, has had the opportunity to consult with independent counsel of the distributor’s own choice, understands the agreement, and agrees to abide by its terms and conditions.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date set forth above and shall be effective upon receipt at the Company’s principal place of business in

THE COMPANY:	JUPITER WELLNESS, INC.

By: /s/ Dr. Ahmit Lotan	By: /s/ Brian S. John
Dr. Ahmit Lotan	Brian John
Title: Chief Executive Officer

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